UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2012

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced on July 26, 2012 that Kristopher J. Matula, President and Chief Operating Officer, has resigned from employment with the Company, effective at the close of business on August 31, 2012.  In anticipation of his departure, Mr. Matula has resigned from his positions as a member of the Company’s board of directors and as the Company’s President and Chief Operating Officer, effective at the close of business on August 7, 2012.  Mr. Matula’s resignations were not in connection with any known disagreement with the Company on any matter.

In connection with Mr. Matula’s resignation, the Company and Mr. Matula have entered into a separation agreement (the “Agreement”) dated July 24, 2012.  Under the Agreement and contingent upon Mr. Matula’s execution of an effective release of all claims and liabilities under federal and state laws in favor of the Company, Mr. Matula will (i) receive a lump sum payment of $970,000, (ii) receive full and immediate vesting of all time-vested restricted stock awarded to him under the Company’s 2007 Omnibus Incentive Compensation Plan (the “2007 Plan”), (iii) receive full and immediate vesting of all options granted to him under the  2007 Plan, (iv) receive an extension of the exercise period on each of Mr. Matula’s vested options, including those which become vested pursuant to the Agreement, until the earlier of (x) August 31, 2014 or (y) the original expiration date of such option, (v) retain the performance share awards, which were made to him in July 2010 and July 2011, and, if and to the extent the Company achieves its performance targets over the remaining performance period, Mr. Matula will vest and receive a pro-rated portion of such earned performance shares equal to the number of days in the relevant performance period during which he was an employee of the Company divided by 1096 (such distribution, if any, to be made at the same time as distributions are made to other grantees of performance shares).

In addition, under the terms of the Agreement, Mr. Matula will retain his entitlement to receive the unpaid portion of any amounts earned under the Company’s At Risk Compensation Bonus Plan and the Retirement Replacement Plan with respect to the fiscal year ended June 30, 2012.  However, any unvested restricted shares granted to Mr. Matula under the Buckeye Technologies Inc. Restricted Stock Plan will be forfeited as of his termination of employment.

 Mr. Matula is subject to a one year non-compete and non-solicitation agreement.  In addition, he has agreed to maintain the confidentiality of the Company’s confidential information.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated by reference to this Report.

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information furnished on exhibit 99.1 and 99.2 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

    In anticipation of  Mr. Matula’s departure, other key management changes being made include:

Steven G. Dean, age 56, currently Senior Vice President and Chief Financial Officer, will assume the position of Executive Vice President and Chief Financial Officer effective July 24, 2012.  Mr. Dean has served as Senior Vice President and Chief Financial Officer since July 2007.  Since joining the Company in 1999, he has held various positions, including Vice President and Chief Financial Officer from July 2006 to July 2007.  In connection with his promotion, effective August 1, 2012, Mr. Dean’s annual base salary will be increased by $25,000 from $365,000 to $390,000.

Douglas L. Dowdell, age 54, currently Senior Vice President, Specialty Fibers Division, will assume the position of Executive Vice President, Specialty Fibers Division effective July 24, 2012.  Mr. Dowdell has served as Senior Vice President, Specialty Fibers Division since February 2006.  Since joining the Company in 1988, he has held various positions, including Senior Vice President, Nonwovens from February 2005 until February 2006.  In connection with his promotion, effective August 1, 2012, Mr. Dowdell’s annual base salary will be increased by $30,000 from $345,000 to $375,000.

Terrence M. Reed, age 52, currently Vice President, Human Resources, will assume the position of Senior Vice President, Human Resources effective July 24, 2012.  Mr. Reed served as Vice President, Human Resources since February 2006.  Since joining the Company in 1995, he has held various positions of responsibility in the areas of manufacturing and human resources.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement (filed)
99.1	Press Release of Buckeye Technologies Inc. dated July 26, 2012. (furnished)
99.2	Press Release of Buckeye Technologies Inc. dated July 26, 2012. (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Executive Vice President and Chief Financial Officer
July 26, 2012